Exhibit 1A-2.1

Request ID: 023681850	Province of Ontario	Date Report Produced: 2019/10/08
Demande n°:	Province de I'Ontario	Document produit le:
Transaction ID: 073295867	Ministry of Government Services	Time Report Produced: 11:12:49
Transaction n°:	Ministère des Services gouvemementaux	Imprimé à:
Category ID: CT
Categories

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceti certifie que

GEAR CAPITAL INC.

Ontario Corporation No.	Numéro matricule de la personne morale en
Ontario

002720503

is a corporation incorporated, under the laws of the Province of Ontario.	est une société constituée aux termes des lois de la province de l'Ontario.
These articles of incorporation	Les présents statuts constitutifs
are effective on	entrent en vigueur le

OCTOBER 08 OCTOBRE, 2019

Director/Directeur

Business Corporations Act/Loi sur les sociétés par actions

Page: 1
Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario
23681850	2720503

FORM 1		FORMULE NUMÉRO 1
BUSINESS CORPORATIONS ACT	/	LOI SUR LES SOCIÉTÉS PAR ACTIONS

ARTICLES OF INCORPORATION
STATUES CONSTITUTES

1.	The name of the corporation is:	Dénomination sociale de la compagnie:
GEAR CAPITAL INC.

2.	The address of the registered office is:	Adresse du siège social:

c/o STAN BHARTI
	65 QUEEN STREET WEST	Suite 800

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

	TORONTO	ONTARIO
	CANADA	M5H 2M5
	(Name of Municipality or Post Office)	(Postal Code/Code postal)
(Nom de la municipalité au du bureau de poste)

3.	Number (or minimum and maximum	Nombre (ou nombres minimal et maximal)
	number) of directors is:	d'administrateura:
	Minimum 1	Maximum 10

4.	The first director(s) is/are	Premier(s) administrateur(s):

	First name, initials and surname	Resident Canadian State Yes or No
	Prënom, initiates et nom de famille	Resident Canadien Oui/Non

	Address for service, giving Street & No.	Domicile élu, y compris la rue et le
	or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal
*	STAN
	BHARTI	YES

65 QUEEN STREET WEST Suite 800

TORONTO ONTARIO
CANADA M5H 2M5

Page: 2
Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario
23681850	2720503

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limités, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of common shares.

Page: 3
Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario
23681850	2720503

7.

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que pent être émise en série:

None.

Page: 4
Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario
23681850	2720503

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

None.

None.

Page: 5
Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario
23681850	2720503

9.	Other provisions, (if any, are): Autres dispositions, s'il y a lieu:

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a)       borrow money upon the credit of the Corporation;

(b)       issue, re-issue, sell or pledge debt obligations of the Corporation;

(c)       subject to the provisions of the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)       mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee or directors or an officer of the Corporation any or all of the powers conferred on the boards as set out about, to such extent and in such manner as the board shall determine at the time of such delegation.

Page: 6
Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario
23681850	2720503

10.	The names and addresses of the incorporators are Nom et adresse des fondateurs
First name, initials and last name	Prénom, initiale et nom de
or corporate name	famine ou denomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

•	STAN BHARTI

65 Queen Street West Suite 800

TORONTO ONTARIO
CANADA M5H 2M5

Name of Corporation GEAR CAPITAL INC.	Ontario Corporation 2720503 Request ID 23681850	Number

ADDITIONAL INFORMATION FOR ELECTRONIC INCORPORATION

CONTACT PERSON
First Name Last Name Stan Bharti Name of Law Firm
Valencia Ventures Inc.
ADDRESS
Street # Street Name	Suite #
65 Queen Street West
Additional Information	City
8th Floor	Toronto
Province Country		Postal Code
ONTARIO CANADA		M5H 2M5
TELEPHONE #: 416-861-2267

NUANS SEARCH DETAILS

Corporate Name Searched on NUANS (1)	NUANS Reservation Reference #
GEAR CAPITAL INC.	120820194
Date of NUANS Report
2019/10/07

Name of Corporation	Ontario Corporation Number
GEAR CAPITAL INC.	2720503

Request ID
23681850

ELECTRONIC INCORPORATION
TERMS AND CONDITIONS

The following are the terms and conditions for the electronic filing of Articles of Incorporation under the Ontario Business Corporations Act (OBCA) with the Ministry of Government Services.

Agreement to these terms and conditions by at least one of the incorporators listed in article 10 of the Articles of Incorporation is a mandatory requirement for electronic incorporation.

1)	The applicant is required to obtain an Ontario biased or weighted NUANS search report fur the proposed name. The applicant must provide the NUANS name searched, the NUANS reservation number and the date of the NUANS report. The NUANS report must be kept in electronic or paper format at the corporation's registered office address.
2)	All first directors named in the articles must sign a consent in the prescribed form. The original consent must be kept at the corporation's registered office address.
3)	A Corporation acquiring a name identical to that of another corporation must indicate that due diligence has been exercised in verifying that the Corporation meets the requirements of Subsection 6(1) of Regulation 62 made under the OBCA. Otherwise, the Corporation is required to obtain a legal opinion on legal letterhead signed by a lawyer qualified to practise in Ontario that clearly indicates that the corporations involved comply with Subsection 6(2) of that Regulation by referring to each clause specifically. The original of this legal opinion must be kept at the Corporation's registered office address. The applicant must complete the electronic version of this legal opinion provided by one of the Service Providers under contract with the Ministry.
4)	The date of the Certificate of Incorporation will be the date the articles are updated to the ONBIS electronic public record database. Articles submitted electronically outside MGS, ONBIS access hours, will receive an endorsement date effective the next business day when the system resumes operation, if the submitted Articles of Incorporation meet all requirements for electronic incorporation. Articles of Incorporation submitted during system difficulties will receive an endorsement date effective the date the articles are updated to the ONBIS system.
5)	The electronic Articles of Incorporation must be in the format approved by the Ministry and submitted through one of the Service Providers under contract with the Ministry.
6)	Upon receipt of the Certificate of Incorporation issued by the ONBIS system, a duplicate copy of the Articles of Incorporation with the Ontario Corporation Number and the Certificate of Incorporation must be kept in paper or electronic format. The Ministry will print and microfilm copies of the Certificate of Incorporation, the Articles of Incorporation and any other documentation submitted electronically. These will be considered the true original filed copies.
7)	The sole responsibility for correctness and completeness of the Articles of Incorporation, and for compliance with the OBCA and all regulations made under it, lies with the incorporator(s) and/or their legal advisor(s), if any.

The incorporator(s) have read the above Terms and Conditions and they understand and agree to them.

1 am an incorporator or I am duly authorized to represent and bind the incorporator(s).

First Name	Last Name
Stan	Bharti